UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

175 Technology Drive, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NLST	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On July 12, 2021, Netlist, Inc. (the “Company”, “we”, “us” and “our”) entered into a Purchase Agreement with Lincoln Park Capital, LLC (“Lincoln Park” or “LPC”), pursuant to which Lincoln Park has agreed to purchase from us, at our direction from time to time, in our sole discretion, from and after the date of this report and over a period of up to 36 months thereafter, shares of our common stock having a total maximum aggregate purchase price to Lincoln Park of $17,400,000 (subject to certain limitations contained in the Purchase Agreement), upon the terms and subject to the conditions contained in the Purchase Agreement. Concurrently with the execution of the Purchase Agreement on July 12, 2021, we also entered into a registration rights agreement, or the Registration Rights Agreement, with Lincoln Park, relating to the offer and sale of the Purchase Shares and Commitment Shares that may be issued and sold by us to Lincoln Park, from time to time in our sole discretion, from and after the date of this report, and to take such other specified actions to maintain the registration under the Securities Act of the offer and sale of the Purchase Shares and Commitment Shares that may be issued and sold by us to Lincoln Park under the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, on the date of this report, we are issuing 80,000 Initial Commitment Shares valued at $5.98 per share to Lincoln Park as an initial fee for its commitment to purchase shares of our common stock under the Purchase Agreement, and we have agreed to issue up to 120,500 Additional Commitment Shares valued at $5.98 per share to Lincoln Park on a pro rata basis upon each purchase by Lincoln Park of Purchase Shares from us under the Purchase Agreement, up to an aggregate number of shares having a total maximum aggregate purchase price to Lincoln Park equal to its $17,400,000 total aggregate purchase commitment under the Purchase Agreement (subject to certain limitations contained in the Purchase Agreement), if and when we determine, in our sole discretion, to sell such Purchase Shares to Lincoln Park under the Purchase Agreement from time to time from and after the date of this report.

We may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. We will control the timing and amount of any sales of our common stock to Lincoln Park, and Lincoln Park has no right to require us to sell any shares to it under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares of our common stock, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.

Purchase of Shares under the Purchase Agreement

Regular Purchases

Under the Purchase Agreement, on any business day selected by us on which the closing sale price of our common stock equals or exceeds $0.10 per share (and provided that all shares subject to all prior Regular Purchases, and all Additional Commitment Shares to be issued in connection therewith, have theretofore been properly delivered to Lincoln Park in accordance with the Purchase Agreement), we may direct Lincoln Park to purchase, in what we refer to as a Regular Purchase, up to 750,000 shares of our common stock (the “Regular Purchase Share Limit”) on such business day, provided that Lincoln Park’s maximum purchase commitment under any single Regular Purchase may not exceed $2,500,000. The foregoing dollar amounts and share amount limitations will be subject to proportionate adjustment in the event of a reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided, that if after giving effect to such full proportionate adjustment, the adjusted Regular Purchase Share Limit would preclude us from requiring Lincoln Park to purchase shares of our common stock at an aggregate purchase price equal to or greater than $250,000 in any single Regular Purchase, then the Regular Purchase Share Limit will not be fully adjusted, but rather the Regular Purchase Share Limit for such Regular Purchase shall be adjusted as specified in the Purchase Agreement, such that, after giving effect to such adjustment, the Regular Purchase Share Limit will be equal to (or as close as can be derived from such adjustment without exceeding) $250,000.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

●     the lowest sale price for our common stock during the purchase date of such shares; or

●     the average of the three lowest closing sale prices for our common stock during the ten consecutive business days prior to the purchase date of such shares.

In each case, upon the parties’ mutual agreement, the maximum amount of any single Regular Purchase may be increased, and any one or more of the other terms relating thereto may be amended by the parties.

Accelerated Purchases

In addition to Regular Purchases, we also have the right to direct Lincoln Park, on any business day on which we have properly submitted to Lincoln Park a Regular Purchase notice for the maximum amount of shares we are then permitted to sell in a Regular Purchase (and provided that all shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases (defined below), and all Additional Commitment Shares to be issued in connection therewith, have theretofore been properly delivered to Lincoln Park), to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, of up to the lesser of:

●     300% of the number of shares to be purchased pursuant to such Regular Purchase; and

●     30% of the aggregate shares of our common stock traded during the period on the trading day immediately following the purchase date for such Regular Purchase, which we refer to as the “Accelerated Purchase Date,” beginning at the commencement of regular trading on such Accelerated Purchase Date (or such later time on such Accelerated Purchase Date as mutually agreed by us and Lincoln Park and specified in the Accelerated Purchase notice for such Accelerated Purchase), and ending at the close of regular trading on such Accelerated Purchase Date, or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed prior to the close of regular trading on the applicable Accelerated Purchase Date, ending at such earlier time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase Date we refer to as the “Accelerated Purchase Measurement Period.”

The purchase price per share for each such Accelerated Purchase will be equal to the lesser of:

●    97% of the volume-weighted average price of our common stock during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

●    the closing sale price of our common stock on the applicable Accelerated Purchase date.

In each case, upon the parties’ mutual agreement, the maximum amount of any single Accelerated Purchase may be increased, and any one or more of the other terms relating thereto may be amended by the parties.

Additional Accelerated Purchases

We also have the right to direct Lincoln Park, prior to 1:00 p.m., Eastern time, on an Accelerated Purchase Date for an Accelerated Purchase for which the applicable Accelerated Purchase Measurement Period has theretofore ended (and provided that all of the Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including those that have occurred earlier on the same trading day, and all Additional Commitment Shares to be issued in connection therewith, have theretofore been properly delivered to Lincoln in accordance with the Purchase Agreement), to purchase additional shares of our common stock in another Accelerated Purchase, which we refer to as an Additional Accelerated Purchase, on the same business day, which in reference to an Additional Accelerated Purchase we refer to as an Additional Accelerated Purchase Date, of up to the lesser of:

●      300% of the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and

●     30% of the aggregate shares of our common stock traded during the period on the applicable Additional Accelerated Purchase Date beginning at the time mutually agreed by us and Lincoln Park and specified in the Additional Accelerated Purchase notice for such Additional Accelerated Purchase, and ending at the close of regular trading on such Additional Accelerated Purchase Date, or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed prior to the close of regular trading on such date, ending at such earlier time that any one of such thresholds is crossed, which period of time on the applicable Additional Accelerated Purchase Date we refer to as the “Additional Accelerated Purchase Measurement Period”.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Additional Accelerated Purchase Date, provided that (i) such Additional Accelerated Purchase notice is received by Lincoln Park prior to 1:00 p.m., Eastern time, on such Additional Accelerated Purchase Date and (ii) all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same trading day) have been completed, and all of the Purchase Shares to be purchased thereunder, and all Additional Commitment Shares to be issued in connection therewith, have theretofore been properly delivered to Lincoln in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to the lower of:

●     97% of the volume-weighted average price of our common stock during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

●     the closing sale price of our common stock on the applicable Additional Accelerated Purchase date.

In each case, upon the parties’ mutual agreement, the maximum amount of any single Accelerated Purchase may be increased, and any one or more of the other terms relating thereto may be amended by the parties.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Events of Default

Events of default under the Purchase Agreement include the following:

•	the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus are a part, lapses for any reason (including, without limitation, the issuance of a stop order), or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period;

•	the suspension of our common stock from trading or the failure of our common stock to be listed on the OTCQB® for a period of one (1) business day;

•	the delisting of our common stock from OTCQB®; provided, however, that our common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or the OTCQB operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);

•	the failure for any reason by the transfer agent to issue the securities offered hereby to Lincoln Park within two business days after the applicable purchase date which Lincoln Park is entitled to receive such securities;

•	any breach of the representations and warranties or covenants contained in the Purchase Agreement or any related agreements with Lincoln Park if such breach would reasonably be expected to have a material adverse effect and such breach is not cured within five trading days;

•	our participation in insolvency or bankruptcy proceedings by or against us, as more fully described in the Purchase Agreement; or

•	if at any time our common stock ceases to be DTC authorized and we are not eligible to transfer our common stock electronically via DWAC.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above, however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of Lincoln Park’s control, we are not permitted to direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give one business day notice to Lincoln Park to terminate the Purchase Agreement.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions until the earliest of: (i) the nine-month anniversary of the termination of the Purchase Agreement, and (ii) the later of (A) the thirty-six month anniversary of the date of this prospectus supplement, and (B) the thirty-six month anniversary of the commencement date of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our common stock after the date of issuance, the issuance of securities with embedded anti-dilution provisions, the issuance of securities with an embedded put or call right or at a price subject to being reset after the initial issuance contingent on our business or market performance or entry into any new “equity line of credit.”

All shares of Common Stock to be issued and sold to Lincoln Park under the Purchase Agreement will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-228348), filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, and declared effective on November 28, 2018, and the prospectus supplement thereto dated July 12, 2021.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and LPC, limitations and conditions to completing future sale transactions, indemnification rights and other obligations of the parties. There is no upper limit on the price per share that LPC could be obligated to pay for Common Stock under the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to LPC under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to available and appropriate sources of funding for the Company and its operations. As consideration for entering into the Purchase Agreement, the Company has agreed to issue to LPC 80,000 shares of Common Stock no later than the close of business on the next Business Day (as defined in the Purchase Agreement) immediately following the date of the Purchase Agreement, and up to 120,500 additional shares of Common Stock on a pro rata basis as LPC purchases up to $17,400,000 worth of the Company’s shares in the Company’s discretion under the Purchase Agreement over the term of the agreement. The Company will not receive any cash proceeds from the issuance of these 80,000 shares or the 120,500 shares that may be issued if subsequent funding is received by the Company.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Purchase Agreement and Registration Rights Agreement are filed as Exhibits 1.1 and 1.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The foregoing descriptions of such agreements and the transactions contemplated thereby are qualified in their entirety by reference to such exhibits. In addition, the Purchase Agreement has been included to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about the Company. The Purchase Agreement contains representations and warranties that the Company has made to LPC. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company has provided to LPC in connection with signing the Purchase Agreement. The disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
1.1	Purchase Agreement, dated as of July 12, 2021, between Netlist, Inc. and Lincoln Park Capital Fund, LLC

1.2	Registration Rights Agreement, dated as of July 12, 2021 between Netlist, Inc. and Lincoln Park Capital Fund, LLC

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

July 12, 2021	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer